Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GFL Environmental Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of:

•	our report dated February 23, 2023 on the consolidated financial statements of GFL Environmental Inc. (the “Entity”), which comprise the consolidated statements of financial position as of December 31, 2022 and December 31, 2021, the related consolidated statements of operations and comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes, and

•	our report dated February 23, 2023 on the effectiveness of the Entity’s internal control over financial reporting as of December 31, 2022 each of which is included in the Annual Report on Form 40-F of the Entity for the fiscal year ended December 31, 2022.

Yours very truly,

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
May 17, 2023

Toronto, Canada